Exhibit 5.1

21 January 2025	Our Ref: MRC/BLUI/A6519-H26578

Ascentage Pharma Group International 亞盛醫藥集團 c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008, Cayman Islands

Dear Sir or Madam

Ascentage Pharma Group International 亞盛醫藥集團

We have acted as Cayman Islands legal advisers to Ascentage Pharma Group International 亞盛醫藥集團 (the "Company") in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement" filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering (the "Offering") by the Company of American Depositary Shares ("ADSs") representing the ordinary shares of the Company of a par value of US$0.0001 each (the “Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").

2.	The authorised share capital of the Company is US$50,000 consisting of 500,000,000 shares of a nominal or par value of US$0.0001 each.

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3.	The issue and allotment of the Ordinary Shares pursuant to the Registration Statement have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members, the Ordinary Shares to be issued by the Company will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company).

4.	The statements under the caption "Enforceability of civil liabilities" and “Taxation – Cayman Islands taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS (HONG KONG)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 17 November 2017, the Second Amended and Restated Memorandum and Articles of Association as adopted on 19 May 2022 (the "Memorandum and Articles"), the Register of Members maintained by the principal share registrar in the Cayman Islands dated 17 January 2025 (the "Register of Members") and Register of Directors of the Company dated 17 January 2025, in each case, copies of which have been provided to us by the Company's registered office in the Cayman Islands (together the "Company Records").

2.	A copy of a Certificate of Good Standing dated 17 January 2025 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

3.	Copies of executed written resolutions of the Board of Directors of the Company dated 11 June 2024 and 23 December 2024 (the "Resolutions").

4.	The Registration Statement.

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Schedule 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the documents are genuine and are those of a person or persons given power to execute the documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Memorandum and Articles reviewed by us are the memorandum and articles of association of the Company that are in effect on the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.	The Registration Statement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

5.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each shareholder or director of the Company, as the case may be, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

6.	The Resolutions and any power of attorney given by the Company to execute any documents remain in full force and effect and have not been revoked or varied.

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Schedule 3

QUALIFICATIONS

1.	The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under the documents cited in this opinion are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of the documents cited in this opinion is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the documents cited in this opinion that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the documents cited in this opinion would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)	the effectiveness of terms in the documents cited in this opinion excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

3.	We express no opinion upon any provisions in the Memorandum and Articles or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.